rue21, inc.
(a Delaware corporation)
5,063,563 Shares of Common Stock
PURCHASE AGREEMENT
Dated: February [•], 2010

rue21, inc.
(a Delaware corporation)
5,063,563 Shares of Common Stock
(Par Value $0.001 Per Share)
PURCHASE AGREEMENT
February [•], 2010
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
as Representatives of the several Underwriters named in Schedule A hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
One Bryant Park
New York, New York, 10036
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     rue21, inc. a Delaware corporation (the “Company”) and the persons, including certain funds associated with Apax Partners, L.P. (“Apax”), listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), Goldman, Sachs & Co. (“Goldman Sachs”), J.P. Morgan Securities Inc. (“J. P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Merrill Lynch, Goldman Sachs and J. P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by Apax to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 759,534 additional shares of Common Stock to cover overallotments, if any. The aforesaid 5,063,563 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 759,534 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

     The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-164902), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, and that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or “Next Generation EDGAR.”
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the Applicable Time (as defined below), neither (x) any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any individual Issuer Limited Use Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6 hereof.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means [•]:00 [a.m.] (Eastern time) on February [•], 2010 or such other time as agreed by the Company and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.
     The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any Preliminary Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6 hereof.
     Each Preliminary Prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied in all material respects when so filed with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

     (ii) Independent Accountants. The accounting firm that certified the consolidated financial statements and supporting schedules included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.
     (iii) Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, in each case on the basis stated in the Registration Statement; said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
     (vi) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries,” which term, for the avoidance of doubt, includes r services LLC) has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization, has corporate or limited liability company power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.
     (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (ix) Description of Securities. The Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder.
     (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other respective organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws of the Company or any subsidiary or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except, in the case of clause (B) only, for such violations that would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
     (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (xiii) Accuracy of Exhibits. There are no contracts or documents which are required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

     (xiv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them or as proposed in the General Disclosure Package and the Prospectus to be conducted. Except as set forth in the General Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.
     (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as may be required by the NASDAQ Global Select Market or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
     (xvi) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect with such exceptions as are not material and do not interfere with the use made of such property, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or adversely affecting the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xix) Investment Company Act. The Company is not required, and upon the sale of the Securities as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xx) Environmental Laws. Except as described in the General Disclosure Package and the Prospectus, and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release into the environment or threatened release into the environment of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their respective operations as currently operated under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D), to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, other than (i) rights which have been waived or complied with and (ii) as described in the General Disclosure Package and the Prospectus.
     (xxii) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxiii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and which the Company is required to comply with, and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently applicable to it, which will become applicable to the Company in the future.
     (xxiv) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
     (xxv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business of the same or similar size and/or otherwise similarly situated, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
     (xxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
     (xxvii) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (xxviii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxix) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxx) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”) except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Stock Option grant was made in accordance with the terms of the Company Stock Plans and (ii) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company.
     (xxxi) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance, in all material respects, with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (xxxii) Ratings. As of the date hereof, to the best of the Company’s knowledge, none of the Company’s debt securities (for the avoidance of doubt, excluding any debt under the Company’s Senior Secured Credit Facility (as defined in the Preliminary Prospectus and the Prospectus) or preferred stock has been rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act.
     (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if such Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:
     (i) Accurate Disclosure. Such Selling Stockholder has reviewed and is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and any free writing prospectus as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”) and none of the Registration Statement, the General Disclosure Package, the Prospectus, any Free Writing Prospectus, any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the preceding sentence applies only to the extent that any statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus, any Free Writing Prospectus, or any amendments or supplements (including any prospectus wrapper) thereto are based on written information furnished to the Company by such Selling Stockholder expressly for use therein. For purposes of this Section 1(b)(i), the parties hereto agree that the only information furnished to the Company by such Selling Stockholders is the information about such Selling Stockholders set forth in “Principal and Selling Stockholders.” Each Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder thereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.
     (ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (iii) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Stockholder and assuming due authorization, execution and delivery by each other party thereto is the valid and binding agreement of such Selling Stockholder.
     (iv) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject (except for such conflicts, breaches, defaults, taxes, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of (A) the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties (except, in the case of clause (B) only, for such violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement).
     (v) Valid Title. Such Selling Stockholder has, and at the Closing Time and on each Date of Delivery, if any, will have, valid title to the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.
     (vi) Delivery of the Securities to be Sold. Delivery of the Securities which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Securities, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.
     (vii) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) for such absence of filing, consent, approval, authorization, order, registration, qualification or decree that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.
     (ix) Restriction on Sale of Securities. Such Selling Stockholder has duly executed and delivered to the Representatives or to counsel for the Underwriters a “lock-up” agreement substantially in the form of Exhibit C hereto.
     (x) No Association with FINRA. Except as described in the completed FINRA Questionnaire provided by such Selling Stockholder to the Company, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(rr) of the By-laws of FINRA), any member firm of FINRA.
     (c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from such Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Stockholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Apax hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 759,534 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company and Apax setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be earlier than three nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for the Initial Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and Apax, on each Date of Delivery as specified in the notice from the Representatives to the Company and Apax.
     Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to each Selling Stockholder’s Power of Attorney and Custody Agreement against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA Merrill Lynch and Goldman Sachs, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     SECTION 3. Covenants of the Company and the Selling Stockholders. The Company and, when noted, each of the Selling Stockholders severally and not jointly, covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.
     (b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object (other than a document which the Company believes in good faith, based on advice of counsel, it is required by law to file). The Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object (other than a document which the Company believes in good faith, based on advice of counsel, it is required by law to file).
     (c) Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts; and will also deliver to the Representatives, without charge, upon request, a signed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act, as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the NASDAQ Global Select Market.
     (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of BofA Merrill Lynch and Goldman Sachs, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company and equity incentive plans referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (C) and (D). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.
     (k) Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Stockholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing

Prospectus.” Each of the Company and each Selling Stockholder severally and not jointly represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (l) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (m) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement other than to the extent described in Section 4(b) below, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto; provided, however, that all such fees and disbursements shall not exceed $10,000 (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged with the consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives of the Company and officers of the Company and any such consultants, as well as one half (50%) of the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Select Market.

     (b) Expenses of the Selling Stockholders. The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities by such Selling Stockholder to the Underwriters, and the transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.
     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Stockholders shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses that were actually incurred, including the reasonable fees and disbursements of counsel for the Underwriters.
     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or to the Company’s knowledge threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Kirkland & Ellis LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.
     (c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of counsel for each of the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

     (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company in their respective capacities as such officers only, and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened by the Commission.
     (f) Chief Financial Officer’s Certificate. The Representatives shall have received a certificate of the chief financial officer of the Company, in such person’s capacity as chief financial officer only, dated as of Closing Time, to the effect that the unaudited consolidated financial data as of and for the thirteen weeks ended January 30, 2010 and fiscal year 2009 included in the Preliminary Prospectus and the Prospectus (i) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiary as of their respective dates and the consolidated results of operations of the Company for the periods to which they relate and (ii) have been prepared on a basis substantially consistent with the financial statements prepared on the basis of generally accepted accounting principles in the United States included in the Preliminary Prospectus and the Prospectus (unless and to the extent stated in such unaudited interim financial data).
     (g) Certificate of Selling Stockholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Select Market.
     (k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.
     (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
     (ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the chief financial officer of the Company, in such person’s capacity as chief financial officer only, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.
     (iii) Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

     (iv) Opinion of Counsel for Company. The opinion of Kirkland & Ellis LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (v) Opinion of Counsel for the Selling Stockholders. The opinion of counsel for each of the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (vi) Opinion of Counsel for Underwriters. The opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (vii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
     (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such standard and customary documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery, which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholders;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act

to the extent and in the manner set forth in clause (a)(i) above and Section 6(e); provided, however, that this indemnity provision is limited to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholders expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show; and provided, further, that, for purposes of this Agreement, the parties hereto agree that the only information furnished to the Company by the Selling Stockholders is the information about such Selling Stockholders set forth in “Principal and Selling Stockholders.” Liability under this subsection of any Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.
     (c) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the sixth, eleventh, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 6(c) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or Section 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the gross proceeds received by such Selling Stockholder from the sale of the Securities in the public offering exceed the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if, in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or if trading generally on the NYSE Amex Equities, New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (a) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of Apax to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and Apax to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Default by One or More of the Selling Stockholders or the Company. If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.
     SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (fax: (646) 855-3073) and ECM Legal (fax: (212) 230-8730), Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention of Registration Department or J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, attention of Equity Syndicate Desk (fax: (212) 622-8358); notices to the Company shall be directed to it at 800 Commonwealth Drive, Suite 100, Warrendale, Pennsylvania 15086, attention of Chief Financial Officer; and notices to the Selling Stockholders shall be directed to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, attention of Joshua Korff.
     SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder severally and not jointly, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Stockholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours, rue21, inc.
By
Name:
Title:

The Selling Stockholders named in Schedule B hereto
By
Name:

As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule B hereto

CONFIRMED AND ACCEPTED, as of the date first above written:
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

By:	GOLDMAN, SACHS & CO.

By
(Goldman, Sachs & Co.)

By:	J. P. MORGAN SECURITIES INC.

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Name of Underwriter	Initial Securities

Merrill Lynch, Pierce, Fenner & Smith	[•]
Incorporated
Goldman, Sachs & Co.	[•]
J.P. Morgan Securities Inc.	[•]
Barclays Capital Inc.	[•]
Credit Suisse Securities (USA) LLC	[•]
Piper Jaffray & Co.	[•]
Total	5,063,563

Sch A-1

SCHEDULE B

	Number of Initial	Maximum Number of Option
	Securities to be Sold	Securities to Be Sold
SKM Equity Fund II, L.P.	[•]	[•]
SKM Investment Fund II	[•]	[•]
Mr. Michael A. Holland	31,185	0
Mr. Robert R. Thomson	10,000	0
Mr. Todd M. Lenhart	8,093	0
Mr. Gerald Tagliaferro	5,593	0
Mr. Thomas D. Winter	4,974	0
Mr. Mark G. Caplan	3,718	0

Total	5,063,563	759,534

Sch B-1

SCHEDULE C
rue21, inc.
5,063,563 Shares of Common Stock
(Par Value $0.001 Per Share)
1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $[•].
2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the public offering price set forth above less $[•] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C-1

SCHEDULE D
List of Persons and Entities Subject to Lock-Up
SKM Equity Fund II, L.P.
SKM Investment Fund II
Mr. Robert Fisch
Ms. Kim Reynolds
Mr. Michael A. Holland
Mr. Perry Bugnar
Mr. Keith A McDonough
Mr. Mark Chrystal
Mr. Robert T. Thomson
Mr. John Megrue
Mr. Alex Pellegrini
Mr. Douglas Coltharp
Ms. Stacy Siegal
Mr. Todd M. Lenhart
Mr. Gerald Tagliaferro
Mr. Thomas D. Winter
Mr. Mark G. Caplan
Mr. Arnold S. Barron
Mr. Macon F. Brock Jr.

Sch D-1

SCHEDULE E
ISSUER GENERAL USE FREE WRITING PROSPECTUS
[None.]

Sch E-1

Exhibit A
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-1

Exhibit B
FORM OF OPINION OF COUNSEL FOR SELLING STOCKHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-1

Exhibit C
Form of Lock-Up from Directors, Officers or Other Stockholders Pursuant to Section 5(k)
__________________ ____, 2010
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated,
4 World Financial Center
New York, New York, 10080
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Re:	Proposed Public Offering by rue21, inc.
Ladies and Gentlemen:
     The undersigned, a stockholder [and an officer and/or director] of rue21, inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities Inc. (together with BofA Merrill Lynch and Goldman Sachs, the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and certain selling shareholders providing for the public offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA Merrill Lynch and Goldman Sachs, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise

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dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA Merrill Lynch or Goldman Sachs, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise (other than a filing on Form 5 made after the expiration of the Lock-Up Period) and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:
(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	if the transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order; or

(iii)	as a distribution to partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	any shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering.
     Notwithstanding anything to the contrary herein, the undersigned shall be permitted to establish a contract, instruction or plan that meets the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), at any time during the Lock-Up Period; provided that, prior to the expiration of the Lock-Up Period, (i) the undersigned shall not transfer any of the Lock-Up Securities under such 10b5-1 Plan and (ii) no public announcement or disclosure of entry into such 10b5-1 Plan is made or required to be made.
     Notwithstanding the foregoing, if:

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(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless BofA Merrill Lynch and Goldman Sachs waives, in writing, such extension.
          The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
     This Lock-Up Agreement shall lapse and become null and void if (i) for any reason, the Purchase Agreement is terminated prior to the closing of the Public Offering, (ii) the closing of the Public Offering has not occurred prior to June 30, 2010 or (iii) the Company files with the SEC a notice of withdrawal with respect to the Registration Statement on Form S-1 under which the Common Stock is to be registered pursuant to Rule 477 of the Securities Act of 1933, as amended. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof.

Very truly yours,
Signature:

Print Name:

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